EXHIBIT 99.1

NetSpend Holdings, Inc. Reports Second Quarter 2011 Results

AUSTIN, Texas, Aug. 3, 2011 (GLOBE NEWSWIRE) -- NetSpend Holdings, Inc. ("NetSpend") (Nasdaq:NTSP) today announced financial results for the quarter ended June 30, 2011.

Q2 2011 Highlights:

  Number of active cards with direct deposit up 25% to 771,000 as of June 30, 2011 as compared to 615,000 as of June 30, 2010
  Percentage of active cards[1] with direct deposit was 37% as of June 30, 2011 as compared to 31% as of June 30, 2010
  GPR card revenues up 13% to $74.0 million in Q2 2011 as compared to $65.6 million in Q2 2010
  GAAP net income up 19% to $7.6 million in Q2 2011 as compared to $6.4 million in Q2 2010
  Adjusted EBITDA[2]  up 18% in Q2 2011 to $19.7 million as compared to $16.7 million in Q2 2010
  Fully Diluted Earnings Per Share up 14% in Q2 2011 to $0.08 as compared to $0.07 in Q2 2010
  Adjusted Diluted Net IncomePer Share up 22% in Q2 2011 to $0.11 as compared to $0.09 in Q2 2010
  Gross Dollar Volume (GDV) of $2.6 billion during Q2 2011 as compared to $2.3 billion during Q2 2010

Refer to our Annual Report on Form 10-K filed on March 2, 2011 for a description of key business metrics.

"Our second quarter results continue to demonstrate the scale capacity of the enterprise," said Dan Henry, chief executive officer of NetSpend. "Also, with a stabilizing regulatory framework and impressive secular trends, my optimism for our business could not be higher."

Fiscal Second Quarter 2011 Results

Revenues were $74.4 million for the quarter ended June 30, 2011, an increase of approximately 10% over the $67.4 million of revenues recorded in the same quarter of 2010. This increase was due primarily to an increase in the number of active cards of approximately 5% and a 25% increase in NetSpend's direct deposit customer base, offset in part by the decline in gift card related revenue due to NetSpend's decision in 2008 to cease marketing gift cards. Gift card revenue declined approximately $1.5 million to $0.4 million in the second quarter of 2011.

Net income was $7.6 million for the quarter ended June 30, 2011, an increase of 19% over net income of $6.4 million for the quarter ended June 30, 2010. NetSpend's net income for the quarter ended June 30, 2011 includes an aggregate amount of $9.3 million of net interest expense, income tax expense, depreciation and amortization, and settlements and other losses. Net income for the quarter ended June 30, 2011 also includes approximately $2.8 million in stock-based compensation expense. For the quarter ended June 30, 2010, the comparable amount of net interest expense, income tax expense, depreciation and amortization, and settlements and other losses was $8.8 million, and NetSpend incurred approximately $1.5 million in stock-based compensation.

2011 Outlook

NetSpend reported that it expects full year 2011 revenue to be between $306 and $314 million, adjusted EBITDA to fall between $83.5 and $87.5 million and adjusted net income per fully diluted share to be between $0.44 and $0.48.

The foregoing expectations reflect the following assumptions:

  An effective tax rate of approximately 40%;
  Non-cash equity compensation of between approximately $11 and $12 million;
  Cash outlays for capital expenditures for the full year of between approximately $7 and $9 million;
  An effective cost of debt capital of approximately 3.5%; and
  Fully diluted shares outstanding for the full year of approximately 92 million.

Investor Conference Call and Webcast

NetSpend will host an investor conference call to discuss its second quarter 2011 results today, August 3, 2011, at 5:00 p.m. EDT. The conference call can be accessed live over the phone by dialing (877) 853-5634 or for international callers (707) 287-9375. A replay will be available approximately two hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 for international callers; the conference ID is 87087368. The call will be webcast live from NetSpend's website at http://investor.netspend.com.

Non-GAAP Financial Information

To supplement NetSpend's consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), this press release includes EBITDA, Adjusted EBITDA and Adjusted Net Income. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.  We believe that the presentation of these non-GAAP financial measures provides useful information to management and investors regarding underlying trends in NetSpend's business and provides improved comparability between periods in different years.  Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this release, and reported results should not be considered as an indication of future performance. NetSpend cautions you that reliance on any forward-looking statement involves risks and uncertainties and that although NetSpend believes that the assumptions on which the forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be materially incorrect.  These factors include but are not limited to:

  NetSpend's dependence on a limited number of distributors of its products;
  increasing competition in the prepaid card industry;
  exposure to cardholder and other losses;
  NetSpend's reliance on its relationships with its issuing banks;
  future actions against, or restrictions imposed upon, MetaBank by OCC;
  regulatory, legislative and judicial developments in NetSpend's operations area;
  changes in regulations impacting interchange fees;
  changes in regulations impacting anti-money laundering obligations of NetSpend and its distributors;
  changes in card association or network rules;
  NetSpend's ability to protect against unauthorized disclosure of cardholder data;
  fluctuations in customer retention rates;
  general economic conditions;
  NetSpend's ability to promote its brand;
  NetSpend's reliance on payment processors and service providers;
  changes in NetSpend's relationships with its issuing banks; and
  NetSpend's ability to protect its intellectual property rights.

The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in NetSpend's filings, which are available on NetSpend's website at www.netspend.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 3, 2011, and, except as required by law, NetSpend does not intend to update this information as a result of future events or developments.

About NetSpend

NetSpend Holdings, Inc., based in Austin, Texas, is a leading provider of general-purpose reloadable prepaid debit cards to underbanked consumers in the United States. NetSpend is one of the largest dedicated providers of GPR cards in the U.S., focused on providing the estimated 60 million underbanked U.S. consumers with innovative and affordable financial products. More information about NetSpend can be found at http://www.netspend.com.

The NetSpend Holdings, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8154

1 The number of active cards as of June 30, 2011 was 2.1 million as compared to 2.0 million as of June 30, 2010.

2 Reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided in the tables immediately following the consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures."

NetSpend Holdings, Inc.
Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2011 and 2010
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)

Operating Revenues	$ 74,419	$ 67,447	$ 155,169	$ 136,967

Operating Expenses
Direct operating costs	35,489	30,304	75,622	63,017
Salaries, benefits and other personnel costs	12,788	13,504	27,721	26,583
Advertising, marketing and promotion costs	4,147	3,528	7,732	7,369
Other general and administrative costs	5,136	4,876	10,303	9,088
Depreciation and amortization	3,742	3,296	7,440	6,075
Settlements and other losses	--	300	--	4,300
Total operating expenses	61,302	55,808	128,818	116,432

Operating income	13,117	11,639	26,351	20,535

Other Income (Expense)
Interest income	30	40	50	46
Interest expense	(502)	(1,045)	(1,005)	(2,057)
Total other expense	(472)	(1,005)	(955)	(2,011)

Income before income taxes	12,645	10,634	25,396	18,524

Provision for income taxes	5,065	4,188	10,037	7,460

Net income	$ 7,580	$ 6,446	$ 15,359	$ 11,064

Net income per share of common stock:
Basic	$ 0.08	$ 0.08	$ 0.17	$ 0.13
Diluted	$ 0.08	$ 0.07	$ 0.16	$ 0.13

Shares used in the computation of earnings per share:
Basic	88,412	84,370	88,298	84,843
Diluted	92,824	86,438	93,295	86,103

NetSpend Holdings, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2011 and December 31, 2010

	June 30, 2011	December 31, 2010
	(Unaudited)
	(in thousands, except share and per share data)

Assets
Current assets
Cash and cash equivalents	$ 63,995	$ 67,501
Accounts receivable, net of allowance for doubtful accounts of $231 and $147 as of June 30, 2011 and December 31, 2010, respectively	6,558	5,441
Prepaid card supply	1,519	1,605
Prepaid expenses	2,993	2,380
Other current assets	1,857	1,007
Income tax receivable	2,370	--
Deferred tax assets	3,132	3,916
Total current assets	82,424	81,850

Property and equipment, net	22,028	21,007
Goodwill	128,567	128,567
Intangible assets	23,977	25,739
Long-term investment	2,857	2,067
Other assets	7,431	4,673
Total assets	$ 267,284	$ 263,903

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$ 2,217	$ 2,850
Accrued expenses	20,372	25,067
Income tax payable	--	332
Cardholders' reserve	3,698	4,789
Deferred revenue	966	1,333
Long-term debt, current portion	694	1,354
Total current liabilities	27,947	35,725

Long-term debt	58,500	58,500
Deferred tax liabilities	7,269	9,855
Other non-current liabilities	4,548	3,007
Total liabilities	98,264	107,087

Total stockholders' equity	169,020	156,816

Total liabilities & stockholders' equity	$ 267,284	$ 263,903

NetSpend Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2011 and 2010
(Unaudited)

	June 30, 2011	June 30, 2010
	(in thousands of dollars)
Cash flows from operating activities
Net income	$ 15,359	$ 11,064
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,440	6,075
Amortization of debt issuance costs	163	265
Stock-based compensation	5,961	3,010
Tax benefit associated with stock options	(1,032)	(44)
Provision for cardholder losses	7,014	3,399
Deferred income taxes	(1,802)	(2,918)
Increase in cash surrender value of life insurance policies	(105)	--
Changes in operating assets and liabilities
Accounts receivable	(1,117)	(488)
Prepaid card supply	86	360
Prepaid expenses	(613)	(344)
Other current assets	(850)	128
Other long-term assets	(1,985)	(16)
Accounts payable and accrued expenses	(5,328)	2,224
Income tax payable	(1,670)	3,588
Cardholders' reserve	(8,105)	(3,157)
Other liabilities	1,174	(569)
Net cash provided by operating activities	14,590	22,577

Cash flows from investing activities
Purchases of property and equipment	(4,750)	(4,269)
Long-term investment	--	(3,210)
Premiums paid on cash surrender value life insurance policies	(831)	--
Net cash used in investing activities	(5,581)	(7,479)

Cash flows from financing activities
Dividend equivalents paid	(353)	(176)
Proceeds from the exercise of stock options	561	181
Tax benefit associated with stock options	1,032	44
Issuance costs of public offering	(95)	--
Principal payments on debt	(2,609)	(15,247)
Treasury stock purchase	(10,694)	(5,670)
Tax withholding on restricted stock	(357)	--
Net cash used in financing activities	(12,515)	(20,868)

Net change in cash and cash equivalents	(3,506)	(5,770)

Cash and cash equivalents at beginning of period	67,501	21,154
Cash and cash equivalents at end of period	$ 63,995	$ 15,384

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 1,296	$ 1,873
Cash paid for income taxes	13,470	7,235

Non-cash investing activities:
Capital lease entered into for the license of software	$ 1,949	--

NetSpend Holdings, Inc.
Reconciliation of Adjusted EBITDA to Net Income
For the Three and Six Months Ended June 30, 2011 and 2010
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net income	$ 7,580	$ 6,446	$ 15,359	$ 11,064

Interest income	(30)	(40)	(50)	(46)
Interest expense	502	1,045	1,005	2,057
Income tax expense	5,065	4,188	10,037	7,460
Depreciation and amortization	3,742	3,296	7,440	6,075
EBITDA	16,859	14,935	33,791	26,610

Stock-based compensation expense	2,799	1,507	5,961	3,010
Settlements and other losses	--	300	--	4,300
Adjusted EBITDA (1)(3)	$ 19,658	$ 16,742	$ 39,752	$ 33,920

NetSpend Holdings, Inc.
Reconciliation of Adjusted Net Income to Net Income
For the Three and Six Months Ended June 30, 2011 and 2010
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net income	$ 7,580	$ 6,446	$ 15,359	$ 11,064

Stock-based compensation expense	2,799	1,507	5,961	3,010
Amortization of intangibles	881	788	1,762	1,577
Settlements and other losses	--	300	--	4,300
Total pre-tax adjustments	3,680	2,595	7,723	8,887

Tax rate	40.1%	39.4%	39.5%	40.3%
Tax adjustment	1,474	1,022	3,051	3,581

Adjusted net income (2)(3)	$ 9,786	$ 8,019	$ 20,031	$ 16,370

Adjusted net income per share:
Basic	$ 0.11	$ 0.10	$ 0.23	$ 0.19
Diluted	$ 0.11	$ 0.09	$ 0.21	$ 0.19

(1)  We use a non-GAAP financial metric that we label "Adjusted EBITDA" to evaluate our financial performance. We compute Adjusted EBITDA by adjusting net income or net loss to remove the effect of income and expenses related to interest, taxes, depreciation and amortization, or EBITDA, and then adjusting for stock-based compensation, and other non-recurring gains and losses. We believe that Adjusted EBITDA is an important metric for the following reasons:

  It provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains and losses on the early extinguishment of long-term debt;

  We use it as a tool to assist in our planning for the effect of strategic operating decisions and for the prediction of future operating results;

  We use it to evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.

Settlements and other losses during the three months ended June 30, 2010 relate to a $0.8 million loss associated with a contractual dispute with an issuing bank offset by a $0.5 million positive adjustment related to the resolution of a patent infringement dispute. Settlements and other losses of $4.3 million in the six months ended June 30, 2010 relate to a $3.5 million loss related to a patent infringement dispute and a $0.8 million loss related to a contractual dispute with an issuing bank.

(2)  In addition to Adjusted EBITDA, we use a second non-GAAP financial metric that we label "Adjusted Net Income" to evaluate our financial performance. We compute Adjusted Net Income by adjusting net income or net loss to remove tax-effected amortization expense, stock-based compensation and other non-recurring gains and losses. We believe that Adjusted Net Income is an important metric that is useful to our board of directors, management and investors for the following reasons:

  Assets being depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any expenditure for these items;

  Adjusted EBITDA does not reflect the significant interest expense, or the payments necessary to service interest payments on our debt;

  Adjusted Net Income provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements, one-time settlement gains and losses on the early extinguishment of long-term debt; and

  It functions as a threshold target for our company-wide employee bonus compensation; and

  We believe Adjusted Net Income measurements are used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry.

Settlements and other losses during the three months ended June 30, 2010 relate to a $0.8 million loss associated with a contractual dispute with an issuing bank offset by a $0.5 million positive adjustment related to the resolution of a patent infringement dispute. Settlements and other losses of $4.3 million in the six months ended June 30, 2010 relate to a $3.5 million loss related to a patent infringement dispute and a $0.8 million loss related to a contractual dispute with an issuing bank.

(3)  By providing this non-GAAP financial measure, together with the above reconciliation, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. Our Adjusted EBITDA and Adjusted Net Income are not necessarily comparable to what other companies define as Adjusted EBITDA and Adjusted Net Income. In addition, Adjusted EBITDA and Adjusted Net Income are not measures defined by U.S. GAAP and should not be considered as substitutes for or alternatives to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

CONTACT: Investor Contact:
         George Gresham
         Chief Financial Officer
         (866) 979-1996
         investor@netspend.com

         Media Contact:
         Suzanne Dawson
         Linden Alschuler & Kaplan
         (212) 329-1420 (office)
         (908) 242-7162 (cell)
         Sdawson@lakpr.com